Exhibit 10.14

FIRST AMENDMENT to the

SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT to the Sub-Administration Agreement is made and entered into as of December 1, 2020 by and between STONE POINT CREDIT ADVISER LLC, a Delaware limitied liability company (the “Administrator”), and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Administrator and USBFS have entered into Sub-Administration Agreement, dated November 30, 2020 (‘the Agreement”); and

WHEREAS, the parties desire to amend the Agreement to update the name of the of the serviced Fund, Stone Point Credit Capital, LLC to Stone Point Credit Corporation; and

WHEREAS, Section 7 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Effective December 1, 2020 the name of the Stone Point Credit Capital, LLC changed to Stone Point Credit Corporation. Accordingly, all references to Stone Point Credit Capital, LLC are replaced with Stone Point Credit Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE POINT CREDIT ADVISER LLC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Gene Basov	By:	/s/ Anita Zagrodnik

Name: Gene Basov		Name:	Anita Zagrodnik

Title: Chief Financial Officer		Title:	Senior Vice President

Dated as of December 1, 2020		Date:	1/22/2021

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